UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On November 22, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Willdan Group, Inc. (the “Company”) authorized and approved the payment of a discretionary cash bonus in the amount of $100,000 to the Company’s chief financial officer, Mallory McCamant.  The Compensation Committee authorized the bonus in recognition of Ms. McCamant’s dedication and tireless work for the past year in managing the Company’s entire initial public offering process from commencement through its successful completion.  The bonus is payable to Ms. McCamant within the next six months, and may be paid in a lump sum or periodic payments, as determined by Ms. McCamant in her sole discretion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: November 29, 2006	By:	/s/Win Westfall
Win Westfall
Chief Executive Officer

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